UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2008

Analogic Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-326-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2008, Sophie V. Vandebroek was elected, effective as of August 1, 2008, as a Class III Director of Analogic Corporation (the "Registrant") with a term ending in 2010. There was no arrangement or understanding between Dr. Vandebroek and any other persons pursuant to which Dr. Vandebroek was selected as a director. The Registrant’s Board of Directors (the "Board") will continue to have ten members, given that, as reported by the Registrant on the Current Report on Form 8-K filed on April 11, 2008, the Registrant received notice from John A. Tarello of his retirement from the Board with effect from July 31, 2008. Dr. Vandebroek has not been named to any Board committees; but, at the time of this disclosure, she is expected to be named to the Nominating and Corporate Governance Committee and the Technology Committee. Dr. Vandebroek is not involved in any related-party transaction, disclosure of which is required by Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

April 16, 2008	By:	Bruce G. Garr

Name: Bruce G. Garr
Title: Assistant General Counse, and Assistant Secretary